Exhibit  99(e)
DISTRIBUTION AGREEMENT
     THIS AGREEMENT is made and entered into as of this 1st day of September 2005, by and between Optimum QTMFunds, a Delaware business trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”). MDT Advisers, a division of Harris Bretall Sullivan & Smith, LLC, a Delaware limited liability company and the investment adviser to the Trust (the “Adviser”), is a party hereto with respect to Section 5 only.
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interests (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and
     WHEREAS, the Adviser serves as the investment advisor for the Trust and is registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment advisor; and
     WHEREAS, the Trust desires to retain the Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Exhibit A hereto (as amended from time to time) (each a “Fund”, collectively the “Funds”); and
     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the National Association of Securities Dealers, Inc. (the “NASD”); and
     WHEREAS, this Agreement has been approved by a vote of the Trust’s board of trustees (“Board of Trustees” or the “Board”) and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and
     WHEREAS, the Distributor is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Appointment of Quasar as the Distributor
The Trust hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2. Services and Duties of the Distributor
A.	The Distributor agrees to sell Shares of the Funds on a best efforts basis as agent for the Trust during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean each current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the “Registration Statement”) of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

B.	During the continuous public offering of Shares of the Funds, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

C.	The Distributor, with the operational assistance of the Trust’s transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation’s Fund/SERV System.

D.	In connection with all matters relating to this Agreement, the Distributor agrees to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

E.	The Distributor agrees to cooperate with the Trust or its agent in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and to file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations, if applicable. The Distributor agrees to furnish to the Trust any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

F.	The Distributor, or its designee, at its sole discretion, may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means agreed to by the Trust from time to time, the Trust and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such

Shares and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust’s transfer agent, shareholder requests for redemption of Shares.

G.	The Distributor may enter into agreements with such qualified broker-dealers as it may select in consultation with the Trust, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement shall be mutually agreed upon and approved by the Trust and the Distributor. The Distributor may pay a portion of any applicable sales charge, or allow a discount to a selling broker-dealer, as described in the Prospectus or, if not so described, as agreed upon with the broker-dealer. The Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven (7) business days after the date of confirmation of such purchases.

H.	The Distributor shall manage payments of advances, CDSCs and non-NSCC commissions, including the application of any breakpoint discounts in respect of any sales charges or load payments, and shall maintain records relating to such payments. With respect to the advances, the Distributor shall keep track of advances on Class A, Class B and Class C shares, which include payments by the Adviser for finders’ fees, and the reduction of those advances due to 12b-1 fees and CDSC fees.

I.	The Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

J.	The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any

K.	The Distributor shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads to ensure compliance with applicable NASD rules.

L.	The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Trust recognizes that from time to time, officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

3. Duties and Representations of the Trust
A.	The Trust represents that it is duly organized and in good standing under the law of the State of Delaware and is registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will act in material conformity with its Declaration of Trust, its By-Laws, its Registration Statement, as may be amended from time to time, and the resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act and all other applicable federal and state laws and regulations. The Trust represents and warrants that this Agreement has been duly authorized by all necessary action by the Trust under the 1940 Act, state law and the Trust’s Declaration of Trust and By-Laws.

B.	The Trust, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.	The Trust represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Trust further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Securities and Exchange Commission (“SEC”), including any and all applicable interpretations of such by the staff of the SEC. The Trust shall advise the Distributor promptly of any such determination.

D.	The Trust agrees to advise the Distributor promptly in writing:
     (i) of any material correspondence or other communication by the SEC or its staff relating to the performance by the Distributor of its obligations under this Agreement;
     (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose
     (iii) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and

E.	The Trust agrees to advise the Distributor promptly in writing:
     (i) of any material correspondence or other communication by the SEC or its staff relating to the performance by the Distributor of its obligations under this Agreement;
     (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;
     (iii) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and
     (iv) of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.
F.	The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

G.	The Trust agrees to file from time to time, such amendments to its Registration Statement and Prospectus as may be necessary in order to comply with the federal securities laws.

H.	The Trust shall reasonably cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Trust shall keep the Distributor informed of its affairs and shall provide to the Distributor, from time to time, copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Trust promptly shall forward a copy of SEC filings in respect of the Registration Statement to the Distributor. The Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor. Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

I.	The Trust has reviewed and is familiar with the provisions of the NASD Rule 2830(k) prohibiting directed brokerage. In addition, the Trust agrees not to enter into any agreement (whether orally or in writing) under which the Trust directs or is expected to direct its brokerage transactions (or any commission markup or other payment from such transactions) to a broker or dealer for the promotion or sale of Fund Shares or the shares of any other investment company. In the event the Trust fails to comply with the provisions of NASD Rule 2830(k), the Trust shall promptly notify the Distributor.
4. Other Duties and Representations of the Distributor
A.	The Distributor represents that it is duly organized and in good standing under the law of the State of Delaware, is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD. The Distributor agrees that it will act in material conformity with its Articles of Organization and its By-Laws, as may be amended from time to time. The Distributor agrees to comply in all material respects with the 1933 Act, the 1934 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Distributor represents and warrants that this Agreement has been duly authorized by all necessary action by the Distributor under the Distributor’s Articles of Organization and By-Laws.

B.	The Distributor agrees to advise the Trust promptly in writing of the initiation of any proceedings against it by the SEC or its staff, the NASD or any state regulatory authority, or of any material correspondence or other communication by any of the foregoing regulatory authorities relating to the performance by the Distributor of its obligations under this Agreement.

C.	The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

D.	The Distributor represents and warrants that it: (i) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Trust and the Adviser if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (iv) will promptly remedy any material deficiency of which it has notice.

E.	The Distributor shall reasonably cooperate with the Chief Compliance Officer of the Trust with respect to requests for information and other assistance regarding the obligations of the Trust and the Funds pursuant to Rule 38a-1 under the 1940 Act.
5. Compensation
As full compensation for the services performed and the expenses assumed by the Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Distributor shall be entitled to the fees and expenses set forth in Exhibit B hereto (as amended from time to time by mutual consent of the parties). Such fees and expenses shall be paid to the Distributor by the Trust from Rule 12b-l fees payable by the appropriate Fund or, if the Fund does not have a Rule 12b-l plan, or if Rule 12b-l fees are not sufficient to pay such fees and expenses, or if the Rule 12b-l plan is discontinued, or if the Adviser otherwise determines that Rule 12b-l fees shall not, in whole or in part, be used to pay the Distributor, the Adviser shall be responsible for the payment of the amount of such fees and expenses not covered by Rule 12b-l payments. The Trust shall pay all fees and expenses promptly after the last day of each month and a rendering of an invoice with respect thereto, except for any fee or expense subject to a good faith dispute. The Trust shall notify the Distributor in writing within fifteen (15) calendar days following receipt of any invoice if the Trust wishes to dispute any amounts in good faith. The Trust shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid.
6. Expenses
A.	The Trust or the respective Fund shall bear all costs and expenses in connection with the registration of such Fund’s Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of the Fund, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, to shareholders of the Fund (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Fund; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(E) hereof.

B.	The Adviser shall bear the expenses related to advertising and sales literature for the Trust;

C.	The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.
7. Indemnification and Standard of Care
A.	The Trust shall indemnify, defend and hold the Distributor and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”), which the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person may incur under the 1933 Act, the 1934 Act, any other statute (including state securities laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Trust or its agents, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or based upon the Trust’s failure to comply with the terms of this Agreement or applicable law; provided, however, that the Trust’s obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor in writing. The Trust’s agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action or claim of loss brought by a third party, is expressly conditioned upon the Trust being notified of such action or claim of loss brought against the Distributor, or any of the foregoing indemnitees, within thirty (30) days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such other indemnitee, unless the failure to give notice does not prejudice the Trust. Such notification shall be given pursuant to the notice provisions set forth in Section 13 below.

B.	The Distributor shall exercise reasonable care in the performance of its duties under this Agreement, and shall be liable for any Losses suffered by the Trust and the Funds in connection with matters to which this Agreement relates arising out of or relating to the Distributor’s refusal or failure to comply (except where such compliance would have resulted in violation of any law or regulation) with the terms of this Agreement or from the Distributor’s bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement.

C.	The Distributor shall indemnify, defend and hold the Trust and each of its present or former trustees, officers, employees, representatives and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all Losses which the Trust, each of its present and former trustees, officers, employees or representatives or any such controlling person may incur under the 1933 Act, the 1934 Act, any other statute (including state securities laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Trust or its agents, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or based upon the Distributor’s failure to comply with the terms of this Agreement or applicable law; provided, however, that the Distributor’s obligation to indemnify the Trust and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information other than information relating to the Distributor furnished to the Trust or its counsel by the Distributor in writing. The Distributor’s agreement to indemnify the Trust, and any of the foregoing indemnitees, as the case may be, with respect to any action or claim of loss by a third party, is expressly conditioned upon the Distributor being notified by the Trust of such action or claim of loss brought against the Trust, or any of the foregoing indemnitees, within thirty (30) days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust, or such other indemnitee, unless the failure to give notice does not prejudice the Distributor. Such notification shall be given pursuant to the notice provisions set forth in Section 13 below.
D.	In order that the indemnification provisions contained in this section shall apply, it is understood that the indemnitor, whether the Trust or the Distributor, shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the indemnitor elects to assume the defense, such defense shall be conducted by counsel chosen by the indemnitor and approved by the indemnitee, which approval shall not be unreasonably withheld. In the event the indemnitor elects to assume the defense of any such suit and retain such counsel, the indemnitee defendant or defendants in such suit shall bear all of the fees and expenses of any additional counsel retained by them. If the indemnitor does not elect to assume the defense of any such suit, or in case the indemnitee, in the exercise of reasonable judgment, disapproves of counsel chosen by the indemnitor, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the indemnitor and the indemnitee, and each of its present or former trustees, members, officers, employees, representatives or any controlling persons, the indemnitor will reimburse the indemnitee or indemnitees named as defendant or defendants in such suit or action for the fees and expenses of any counsel retained by the indemnitee and them. The indemnitor’s indemnification agreement contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the indemnitee, and each of its present or former trustees, members, officers, employees, representatives or any controlling persons, and shall survive the termination of this Agreement. This agreement of indemnity will inure exclusively to the indemnitee’s benefit, to the benefit of each of its present or former trustees, members, officers, employees or representatives, as the case may be, or to the benefit of any controlling persons and their successors.

E.	No person shall be obligated to provide indemnification under this Section 7 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible. The provisions of this Section 7 shall survive the termination of this Agreement.
8. Obligations of the Trust
This Agreement is executed by and on behalf of the Trust and no obligations hereunder are binding upon any of the trustees, officers or shareholders of the Trust individually. The obligations of the Trust hereunder with respect to each Fund are binding only upon the assets and property of such Fund and are not obligations of, or binding upon the assets and property of, any other Funds.
9. Records
The Distributor shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. The Distributor agrees that all such records prepared or maintained by the Distributor relating to the services to be performed by the Distributor hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request.
10. Governing Law
This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles of that or any other jurisdiction. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.
11. Duration and Termination
A.	This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two (2) years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Trust’s Board; or (ii) the vote of a “majority of the outstanding voting securities” of a Fund, and provided that in either event, the continuance is also approved by a majority of the

Trust’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

B.	Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties; or (iii) upon no less than sixty (60) days’ written notice, by either the Trust upon the vote of a majority of the members of its Board who are not “interested persons” of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a “majority of the outstanding voting securities” of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Trust’s Board, including a majority of the Trust’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Adviser, the written instrument shall also be signed by the Adviser. This Agreement will automatically terminate in the event of its assignment.
C.	Sections 7, 8, 10, 12 and 14 shall survive termination of this Agreement

D.	In the event that, in connection with termination, a successor to any of the Distributor’s duties or responsibilities hereunder is designated by the Trust by written notice to the Distributor, the Distributor will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Distributor under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the Distributor has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Distributor’s personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust.
12. Confidentiality
The Distributor agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential shareholders of the Trust as confidential, and not to use such records for any purpose other than performance of the Distributor’s responsibilities and duties under this Agreement, except after notification and prior approval by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information that have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.
In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor, or as may be required by law. The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.
13. Miscellaneous
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.
14. Notices
Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses as set forth below:
Notice to the Distributor shall be sent to:
Quasar Distributors, LLC
Attn: President
615 East Michigan Street
Milwaukee, Wisconsin 53202

notice to the Trust shall be sent to:
Mr. John Sherman
Optimum Q™ Funds
125 Cambridge Park Drive
Cambridge, MA 02140-2329
and notice to the Adviser shall be sent to:
Mr. John Sherman
MDT Advisers
125 Cambridge Park Drive
Cambridge, MA 02140-2329

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

OPTIMUM QTM FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ R. Schorr Berman	By: /s/ James Schonike
R. Schorr Berman	James Schoenike

Title: President	Title: President

MDT ADVISERS, A division of Harris Bretall Sullivan & Smith, LLC
(with respect to Section 5 only)
By: /s/ R. Schorr Berman

R. Schorr Berman

Title: President

Exhibit A
to the
Distribution Agreement
Fund Names
Separate Series of Optimum QTM Funds

Name of Series	Date Added
All Cap Core Fund	9/12/02
Balanced Growth Fund	9/12/02
Capital Conservation Fund	9/12/02
Small Cap Value Fund	9/1/05
Small Cap Growth Fund	9/1/05
Small Cap Core Fund	9/1/05
Mid Cap Growth Fund	9/1/05
Large Cap Growth Fund	9/1/05
Tax-Aware All Cap Core Fund	9/1/05

A-1

Exhibit B
to the
Distribution Agreement
Fee Schedule